EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-17077, 333-17079, 333-17083, 333-60477,
333-66177 and 333-74103) of Quest Diagnostics Incorporated of our report dated January 25, 1999 appearing on page F-1 of this Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
March 31, 1999